UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GREEN EQUITY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF GREEN EQUITY HOLDINGS, INC
1015 W. Newport Center Drive, Suite 105,
Deerfield Beach, FL 33442
Telephone (954) 573-1709 – Facsimile (954) 416-2883

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING
Date of Mailing: March 31, 2011

     To the Stockholders of Green Equity Holdings, Inc.:

     The attached Information Statement is furnished by the Board of Directors (the “Board”) of Green Equity Holdings, Inc. (the “Company,” “GEH”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

     On March 29, 2011, the Company entered into a Purchase, Sale and Assignment of Liabilities Agreement (“Agreement”) with CX2 Technologies, Inc., a Florida corporation (“CXT”) whereby CXT agreed to acquire certain assets and liabilities of the Company in existence prior to the change in control of the Company which occurred on June 30, 2010 (the “Change In Control”) in exchange of 1,500,000 restricted shares of common stock of the Company. On March 31, 2011, the Company filed a form 8-K with the Securities and Exchange Commission (the “SEC”) with respect to the Agreement.

     On March 23, 2011, stockholders holding more than 51% of the voting power of the Common Stock of the Company (the “Consenting Stockholder”) consented in writing to amend the Company’s Articles of Incorporation (the “2011 Amendment”). This consent was sufficient to approve the 2011 Amendment under Nevada law. The attached Information Statement describes the 2011 Amendment that the stockholders of the Company have approved, which will do the following: (1) create a new class of Series C Preferred with 5,000,000 shares authorized for such Series C Preferred; and (2) increase the authorized common stock of the Corporation to 950,000,000, par value $.0001 and the authorized preferred stock of the Corporation is to remain the same at 50,000,000, par value $.0001. In addition, the Company will effect a 10-for-1 reverse stock split (“Reverse Stock Split”) with respect to the outstanding shares of the Company’s Common Stock. The Reverse Stock Split will take effect prior to the increase in the authorized Common Stock of the Company.

     On August 31, 2010, the Company filed a Form 8K with the SEC with respect to the resignation of Lester Hann as sole director, President and Chief Executive Officer of the Company and the appointment of Raimundo Dias to replace Mr. Hann, effective June 30, 2010.

     On July 1, 2010, stockholders holding approximately 51% of the voting power of the then issued and outstanding $0.001 par value common stock (“Common Stock”) consented in writing to amend the Company’s Articles of Incorporation (the “2010 Amendment”). This consent was sufficient to approve the 2010 Amendment under Nevada law. The attached Information Statement also describes the 2010 Amendment, which provided the following: (1) a name change from CX2 Technologies, Inc., a Nevada corporation, to Green Equity Holdings, Inc.; (2) the authorization of an increase of the shares of common stock of the Company to 500,000,000 shares, par value $.0001; and (3) the creation of preferred stock of the Company with 50,000,000 shares authorized, par value $.0001. The Consenting Stockholders also approved the creation of two classes of preferred stock: Series A Preferred Stock and Series B Preferred Stock. A copy of the respective designations of the Series A Preferred and Series B Preferred are included herewith.

     This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about March 31, 2011 to holders of record of Common Stock as of the close of business on March 29, 2011(the “Record Date”). The Company had 76,722,210 shares of common stock outstanding as of the Record Date. There was one (1) share of Series A preferred and 10,000 shares of Series B and outstanding as of the Record Date.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

     Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

     Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors
/s/ Raimundo Dias
Raimundo Dias
Sole Director, President and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder Action by Written Consent:

The Information Statement is available at: www.greenequityholdings.com.

INFORMATION STATEMENT OF GREEN EQUITY HOLDINGS, INC
1015 W. Newport Center Drive, Suite 105,
Deerfield Beach, FL 33442
Telephone (954) 573-1709 – Facsimile (954) 416-2883

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Green Equity Holdings, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the holder of more than 51% of the voting power (the “Consenting Stockholder”) of the Company’s outstanding capital stock as of the record date of March 29, 2011 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on March 31, 2011.

The Board of Directors has approved, and recommended to the stockholders for approval, several amendments to the Company’s Articles of Incorporation (the “Certificate of Amendment”) mentioned above and detailed further. The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.

On March 29, 2011, the Consenting Stockholder consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

Mr. Raimundo Dias, the sole director and executive officer of the Company is also the Consenting Stockholder. Other than with respect to the Consenting Stockholder, none of the executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at (954) 573-1709, and requests in writing should be sent to Green Equity Holdings, Inc., Attention Chief Executive Officer, and 1015 W. Newport Center Drive, Suite 105, Deerfield Beach, FL 33442. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED
BY CONSENTING STOCKHOLDERS

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Increase the Authorized Shares of Common Stock of the Company to 950,000,000 Shares

GEH’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the board to increase the number of authorized shares of common stock from 500 million shares to 950 million shares. GEH’s Articles of Incorporation, as currently in effect, authorizes GEH to issue up to 500 million shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of GEH to 950 million. Upon the approval by the Consenting Shareholder holding a majority of the outstanding voting power and then the filing of the Amended Articles of Incorporation, GEH will be authorized to issue 950 million shares of common stock. The authorized number of shares of preferred stock will remain the same. The Board of Directors believes that authorizing it to effectuate this increase in the number of authorized shares is in the best interest of GEH and its stockholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt. It will provide the Company with available shares that can be issued upon such conversion and for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the Board of Directors determines in its discretion.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of GEH, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of GEH are then listed. Under GEH’s Articles of Incorporation, the GEH stockholders do not have preemptive rights to subscribe to additional securities which may be issued by GEH, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of GEH in order to maintain their proportionate ownership of GEH's stock.

Issuance of any additional shares of common stock will both dilute the equity interest and the earnings per share of existing holders of the common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock. However, the increase can have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of GEH by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of GEH and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for GEH stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting GEH’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of GEH's business. However, the Board of Directors is not aware of any attempt to take control of GEH and the Board of Directors did not propose the increase in GEH's authorized capital with the intent that it be utilized as a type of antitakeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

Authorizing a 10-for-1 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock

The Board of Directors has approved a reverse stock split of the outstanding Common Stock on the basis of one share for every ten shares currently issued and outstanding. The holder of every 10 shares of Common Stock outstanding when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”) will receive one share of Common Stock upon the effectiveness of the proposed Reverse Stock Split. There will not be a change in the par value of the Common Stock of the Company. To avoid the existence of fractional shares of Common Stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split, but their interest will be represented by one-tenth as many shares. For instance, if a stockholder presently owns 1000 shares, after the reverse stock split they will own 100 shares (1000 divided by 10 equals 100 shares).

Based on the number of shares currently issued and outstanding, immediately following the reverse split the Company will have approximately 7,672,000 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) based on the ratio for the reverse split is 10-for-1.

In addition, all outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio of the reverse split.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s certificate of incorporation and by-laws do not have any anti-takeover provisions.

The Board of Directors will determine the actual time of filing of the Certificate of Amendment. The reverse split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

Principal Effects of the reverse split

General

The reverse split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split.

Accounting Matters

The reverse split will not affect total shareholders' equity on our balance sheet. As a result of the reverse split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to between one-fifth and one-twelfth of its present amount, and the additional paid-in capital component will be increased by the amount by which the shareholder's equity is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the reverse split because there will be fewer shares of our Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the reverse split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their Old Common Stock shares as "capital assets" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and will hold the New Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse split.

  The reverse split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

  Shareholders should not recognize any gain or loss as a result of the reverse split.

  The aggregate basis of a shareholder's pre-reverse split shares will become the aggregate basis of the shares held by such shareholder immediately after the reverse split.

  The holding period of the shares owned immediately after the reverse split will include the shareholder's holding period before the reverse split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock.

Creation of the Series C Preferred Stock

Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Board and the Consenting Stockholders authorized the creation of the Series C Preferred Stock.

This authorization grants the Company the power to issue the 5,000,000 shares of the Series C preferred stock. The special rights, powers and the qualifications Series C Preferred are set forth in the certificate of designation for the Series C Preferred attached hereto.

There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of preferred stock which are proposed to be authorized.

Amendment to the Articles of Incorporation to Authorize the following:

Name Change from CX2 Technologies, Inc. to Green equity Holdings, Inc.
Increase of the authorized shares of the Common Stock from 300,000,000 to 500,000,000
Authorization of 50,000,000 shares of the Preferred Stock of the Corporation and the creation of a Series A and Series B Preferred

GEH’s Board of Directors and stockholders holding approximately 51.78% of the Common Stock of the Company, by written consent dated July 1, 2010 (the “Joint Consent”); jointly authorized an increase the number of authorized the following changes to the Company’s Articles of Incorporation immediately following the Change In Control as follows:

A - Name Change: The Joint Consent authorized the change in the name of the Company from CX2 Technologies, Inc. to Green Equity Holdings, Inc. The Name Change became effective as of August 16, 2010.

B – Increase in the authorized Common Stock: Following the filing of the Amended Articles of Incorporation on or about July 8, 2010, GEH became authorized to issue 500 million shares of common stock and 50 million shares of preferred stock. The Board of Directors believed that authorizing it to effectuate this increase in the number of authorized shares in the best interest of GEH and its stockholders in that it can issue common stock upon conversion of certain existing outstanding convertible debt. It provides the Company with available shares that could be issued upon such conversion and for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the Board of Directors determines in its discretion.

The pertinent issues related to this increase in the number of authorized common stock of the Company is identical to the discussion relating to the current proposed increase in the authorized common stock from 500,000,000 to 950,000,000 shares.

C- Amendment to the Articles of Incorporation to Authorize the Creation of Series A Preferred Stock and Series B Preferred Stock

Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Board and the Consenting Stockholders authorized the creation of Series A preferred stock and Series B preferred stock (the “Preferred Stock”).

This authorization granted the Company the power to issue the 1 share of Series A preferred stock authorized and up to the 499,000 shares of the Series B preferred stock.

The Series A Preferred and the Series B Preferred each have certain special rights, powers and the qualifications, all set forth in the respective certificates of designation for the Series A Preferred and Series B Preferred attached hereto.

The Company, pursuant to the duly authorized resolution of the Board of Directors on March 15, 2011, issued the one share of the Series A Preferred Stock and 10,000 shares of the Series B Preferred Stock to the President of the Company for services rendered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 29, 2011, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 76,722,210 shares of Common Stock outstanding as of March 29, 2011.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of March 29, 2011, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Beneficial Owners of More than 5%:
Name	Address	Shares Beneficially Owned	Percentage of Class
None	None	None	None
Directors and Named Executive Officers:
Raimundo Dias	1015 W. Newport Center Drive, Suite 105 Deerfield Beach, FL 33442	29,000,000 Common 1 share “A” Preferred 10,000 shares “B” Preferred	37.79% 100%* 100%

* per Section 5(b) of the Certificate of Designation, Preference and Rights of Series “A” Preferred Stock of Green Equity Holdings, Inc (formally CX2 Technologies, Inc.) the holder of the share of Series “A” Preferred Stock shall have voting rights and powers equal to the numbers of votes more than one-half of all votes entitled to be cast as of such Record Date by all holders of capital stock of the Corporation so as to ensure that the votes entitle to be cast by the holder of the share of Series “A” Preferred Stock shall be equal to at least fifty-one percent (51%) of all votes entitled to be cast. Therefore, Mr. Dias has voting control and holds at least 51% of the voting power of the Corporation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

     This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

  Annual Report on Form 10-K for the year ended March 31, 2010;

  Quarterly Report on Form 10-Q for the period ended December 31, 2010;

  Quarterly Report on Form 10-Q for the period ended September 30, 2010;

  Quarterly Report on Form 10-Q for the period ended June 30, 2010; and

  Current Reports on Form 8-K or Form 8-K/A filed on January 29, 2010, August 19, 2010, August 31, 2010, September 3, 2010 and March 31, 2011

     The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ Raimundo Dias
Raimundo Dias
Sole Director, President and Chief Executive Officer

Deerfield Beach, Florida
March 31, 2011

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF GREEN EQUITY HOLDINGS, INC.

RESOLUTION OF THE BOARD OF DIRECTORS
OF GREEN EQUITY HOLDINGS, INC.

The undersigned, being all of the directors of Green Equity Holdings, Inc., a Nevada corporation (the “Corporation”), hereby adopt the following resolution by their written consent thereto as of March 15, 2011 hereby waiving all notice of and the holding of a meeting of the board of directors to act upon such resolutions.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to issue 1 share of Series A Preferred and 10,000 Series B Preferred Stock of the Corporation (the “Shares”);

WHEREAS, it is hereby deemed to be advisable and in the best interest of the Corporation to assign the Shares in the name of Raimundo Dias in the books and records of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors of Green Equity Holdings, Inc. hereby approve the issuance and assignment of the Shares to Raimundo Dias effective March 15, 2011.

BE IT RESOLVED, that the proper officers and or directors of the Corporation are hereby authorized, empowered, and directed, in the name and on behalf of the Corporation, or otherwise, to execute all such instruments, documents, and certificates, and take all such further and other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable, and proper to effectuate the intent and purpose of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned constituting all the members of the board of directors and the majority of the stockholders of the Corporation does hereby execute this board resolution of the above named corporation on March 15, 2011.

DIRECTORS:

By: /s/ Raimundo Dias
Raimundo Dias, Sole Director

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND
MAJORITY OF THE HOLDERS OF THE COMMON STOCK OF
OF GREEN EQUITY HOLDINGS, INC.

The undersigned, being all of the directors and a majority of the stockholders of Common Stock of Green Equity Holdings, Inc., a Nevada corporation (the “Corporation”), hereby adopt the following resolution by their written consent thereto as of March 23, 2011 hereby waiving all notice of and the holding of a meeting of the board of directors and Common Stock stockholders to act upon such resolutions.

REVERSE STOCK SPLIT

WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to effectuate a 10 for 1 reverse stock split (“Reverse Stock Split”) with respect to the common stock of the Corporation, with all the fractional shares rounded to the nearest whole;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is authorized and directed to effectuate the Reverse Stock Split.

AMENDMENT TO THE ARTICLES OF INCORPORATION

WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to amend its Articles of Incorporation;

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation shall be amended to increase the authorized common stock of the Corporation to 950,000,000, par value .0001 (the “Amendment”); the authorized preferred stock of the Corporation will remain unchanged at the current 50,000,000, par value .0001.

CREATION OF THE SERIES C PREFERRED STOCK

WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to create a class of preferred stock designated as Series C with an initial 5,000,000 shares authorized, all as set forth in the attached certificate of designation (the “Series C Preferred”).

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

NOW, THEREFORE, BE IT RESOLVED, that the Series C Preferred is hereby authorized and approved and the Corporation is further authorized to issue such of the shares of the Series C Preferred that it deems advisable without additional approval from the shareholders.

GENERAL RESOLUTION

NOW, THEREFORE, BE IT RESOLVED, that the board of directors and the majority of the stockholders of Green Equity Holdings, Inc. hereby approve the Reverse Stock Split and the Amendment effective March 23, 2011; and

FINALLY, BE IT RESOLVED, that the proper officers and or directors of the Corporation are hereby authorized, empowered, and directed, in the name and on behalf of the Corporation, or otherwise, to execute all such instruments, documents, and certificates, and take all such further and other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable, and proper to effectuate the intent and purpose of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned constituting all the members of the board of directors and the majority voting power of the stockholders of the Corporation does hereby execute this board resolution effective as of March 23, 2011.

DIRECTORS:

By: /s/ Raimundo Dias
Raimundo Dias, Sole Director

SHAREHOLDERS:

# of Voting power
By: /s/ Raimundo Dias Name: Raimundo Dias	> 51% Plus
TOTAL	>51% Plus

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF
SERIES C PREFERRED STOCK OF GREEN EQUITY HOLDINGS, INC.

Pursuant to the Business Organizations Law of the State of Nevada

     Green Equity Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation "), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation by written consent on March 23, 2011, pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation which creates and authorizes 50,000,000 shares of Preferred Stock of the Corporation, par value, $0.0001 per share (the "Preferred Stock "):

     Resolved, that pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be “Series C Preferred Stock” (such series being hereinafter called “Series C Preferred Stock”), and the preferences and relative, participating, optional or other special rights of the Series C Preferred Stock, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in the Corporation’s Certificate of Incorporation which are applicable to shares of Preferred Stock of all series) shall be as follows:

1. Designation. The series of preferred stock authorized hereunder shall be designated as the “Series C Preferred Stock.” The number of shares constituting such series shall initially be five million (5,000,000) which number may from time to time be changed by the Board of Directors. The par value of the Series C Preferred Stock shall be $0.0001 par value per share. All shares of Series C Preferred Stock shall be identical with each other in all respects.

2. Rank. The Series C Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Corporation equal to the Common Stock and junior to each class or series of capital stock (except any other class of Series C Preferred Stock) which expressly provides that it ranks senior to the Series C Preferred Stock as to dividends or upon liquidation, dissolution and winding up, or as to any other right or preference.

3. Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (“Conversion Rights”):

(a) Conversion. Beginning one year following the date of issuance, each share of Series C Preferred Stock shall, upon approval of the Company and a majority of the holders of the Series C Preferred Stock, be convertible into ten (10) fully paid and nonassessable shares of Common Stock of the Corporation provided that the Corporation shall not convert any share of the Series C Preferred Stock until it has set aside sufficient shares of its Common Stock to permit the conversion of all the shares of Series C Preferred Stock.

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

(b) Mechanics of Conversion. At such time as the conditions described in Section 3(a) shall have occurred, holders of the Series C Preferred Stock shall surrender the certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 3(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

(d) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e) Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series C Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

(f) Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 3(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

4. Redemption.

     (a) Exercise of Redemption Right. Subject to the rights of series of Preferred Stock which may from time to time come into existence and, within one year from the date of initial issuance of the Series C Preferred Stock, at the option of the Corporation, the Corporation shall have the right to redeem that number of shares of Series C Preferred Stock held by any holder and specified in a written notice of redemption (“Redemption Notice”) sent or delivered to the holder, by paying to the holder, in cash, an amount per share of Series C Preferred Stock identified in the Redemption Request, equal to the closing trading price of two shares of the common stock of the Corporation on the date of the Redemption Notice plus any declared but unpaid dividends on all such shares. The total sum payable per share pursuant to a Redemption Request is hereinafter referred to as the “Series C Preferred Stock Redemption Price”.

     (b) Mechanics of Redemption. Redemption Notices shall be sent or delivered to the holder at such holder's address as set forth in the books of the Corporation. Such Redemption Notice shall be sent at least twenty (20) days prior to the redemption date specified in the Redemption Notice. Each Redemption Notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed; (iii) the redemption price per share; (iv) the place where certificates may be surrendered for payment of the redemption price; and (v) that the holder's right to convert pursuant to subsection 3 above shall terminate upon the expiration of ten (10) days after receipt of the Redemption Notice. The Corporation shall, as soon as practicable after the redemption date, pay to the holder the Series C Preferred Stock the redemption price upon delivery to the Corporation of the certificates of Series C Preferred Stock to be redeemed. Upon payment by the Corporation of the Series C Preferred Stock Redemption Price, all rights in respect of the shares of Series C Preferred Stock redeemed shall cease.

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

5. Voting Rights. The holders of the share of Series C Preferred Stock shall have the following voting rights:

     (a) Each holder of shares of the Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of the common stock and of any other shares of capital stock of the Corporation entitled to vote at a meeting of shareholders as one class, except in cases where a separate or additional vote or consent of the holders of any class or series of capital stock or other equity securities of the Corporation shall be required by these Articles or applicable law, in which case the requirement for any such separate or additional vote or consent shall apply in addition to the single class vote or consent otherwise required by this paragraph.

     (b) As of each record date for the determination of the Corporation's shareholders entitled to vote on any matter (a "Record Date"), each share of the Series C Preferred Stock shall have voting rights and powers equal to the number of votes that entitle the holder of shares of the Series C Preferred Stock to ten (10) votes for each share of Series C Preferred Stock held by such holder.

6. Common Stock Dividends, Subdivisions, Combinations, etc.

     (a) Until such a time as all shares of the Series C Preferred Stock shall have been converted (pursuant to the provisions of Section III hereof) or redeemed (pursuant to the provisions of Section IV hereof) or otherwise retired or cancelled, each holder of shares of the Series C Preferred Stock shall be entitled to dividends on the Series C Preferred Stock held by such holder payable in additional shares of the Series C Preferred Stock at a rate of 10% per annum such that each holder of the Series C Preferred Stock shall receive annually one additional share of the Series C Preferred Stock for each share of the Series C Preferred Stock held by such holder.

     (b) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of outstanding shares of Series C Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the same percentage of shares outstanding determined by multiplying the number of shares of Series C Preferred Stock by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com

7. Status of Converted or Redeemed Stock. In the event any shares of Series C Preferred Stock shall be converted or redeemed pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be canceled and returned to the status of authorized but unissued shares of Preferred Stock.

IN WITNESS WHEREOF, Green Equity Holdings, Inc. has caused this Certificate of Designation to be signed by Raimundo Dias, its Sole Director, President and CEO this 23rd day of March 2011.

GREEN EQUITY HOLDINGS INC.

By: /s/ Raimundo Dias
Raimundo Dias, Sole Director, President and CEO

Green Equity Holdings, Inc
1015 W. Newport Center, Suite 105
Deerfield Beach, FL 33442
(P) 954-573-1709 (F) 954-416-2883
info@GreenEquityHoldings.com
www.GreenEquityHoldings.com